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                                                                    EXHIBIT 10.1

                             DIGITAL ISLAND, INC.

                     1997 STOCK OPTION AND INCENTIVE PLAN


1.   GENERAL

     1.1  Purpose

     This Stock Option and Incentive Plan (the "Plan") is intended to provide incentives and encourage stock ownership on the part of officers and selected key employees of Digital Island, Inc. (the "Company"). The purpose of the Plan is to provide certain employees with a proprietary interest in the Company and to encourage them to remain in the employ of and to increase their efforts on behalf of the Company. The term "Company," as used in this Plan, includes Digital Island, Inc. and any of its "subsidiary corporations" which meet the definition of subsidiary corporation contained in Section 425(f) of the Code.

     The Plan permits the grant of stock options, restricted stock, stock appreciation rights, dividend equivalents and performance awards (sometimes referred to in this Plan, collectively, as "Awards"). The Plan also permits the grant of incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant of other options that do not constitute Incentive Stock Options ("Nonqualified Stock Options"), Incentive stock options and nonqualified stock options granted under this Plan are sometimes referred-to in this Plan, collectively, as "Options." The recipients of Options or Awards are referred to, individually, as "Optionee" and, collectively, as "Optionees."

     1.2  Administration

     The Plan will be administered by the Board of Directors of the Company (the "Board").

     The Board will have full and complete authority to promulgate such rules and regulations as it deems desirable for administering and interpreting the Plan. All determinations, decisions and computations made by the Board under this Plan and all interpretations by the Board of any provisions of this Plan or of any Option or Award will be in the Board's sole and absolute discretion and will be final and conclusive. No member of the Board will be liable for any an or determination made in good faith with respect to the Plan or any Option or Award.

     The Board may delegate all or any portion of its authority, rights, duties or obligations to such other person(s) as the Board will determine from time to time, except that only the Board can make grants to persons who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.3  Eligibility

     Subject to the terms and conditions of this Plan, the Board will determine which employees and/or other individuals will be granted Options and/or Awards and the terms and conditions of the Options and/or Awards.

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     1.4  Shares of Stock Subject to the Plan

     The shares that may be issued under the Plan will be authorized and unissued or reacquired shares of the Company's common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan will
not exceed      shares of Common Stock, as adjusted in accordance with Session
4. If an option or Award is exercised or otherwise paid, the number of shares of Common Stock to which the exercise or payment relates will be charged against the maximum amount of Common Stock that may be delivered pursuant to the Plan and, if applicable, pursuant to the Option or Award.

     If an Option or Award expires or is canceled for any reason without having been fully exercised or vested, the number of shares subject to that Option or Award which were not purchased or did not vest may again be made subject to either an Option or an Award (to the same person or to a different person).

     1.5  Amendment of the Plan

     The Board may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or reuse or amend the Plan in any respect whatsoever, except that no amendment will alter or impair any rights or obligations under any Options or Awards without the consent of the affected Optionee(s).

     1.6  Term of Plan

     The Plan will become effective on January 1, 1997. Subject to suspension or discontinuation of the Plan, Options and Awards may be granted under the Plan at any time after the Plan becomes effective and until January 1, 2007, on which date the Plan will terminate. Notwithstanding the foregoing, each Option and Award granted under the Plan will remain in effect until such Option or Award has been satisfied by the issuance of shares or terminated in accordance with its terms and the terms of the Plan.

     1.7  Other Provisions

     The Option Agreements and other agreements authored under this Plan may contain provisions not expressly set forth in this Plan, including without limitation, restrictions upon the exercise of the Option or restrictions required by any applicable securities laws, as the Board deems advisable.

     1.8  Restrictions

     The Board may impose as a condition of the exercise of any Award or Option, that the shares subject to any Award or Option are listed, registered or qualified under the rules of any securities exchange or under any state or federal law or regulation and, in that event, the affected Options or Awards may not be exercised (in whole or in part) unless and until the Board's condition has been met.

     1.9  Nonassignability

     No Option or Award will be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option or Award will be exercisable only by that optionee, and no other person will acquire any rights in the Option or Award.

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     1.10  Withholding Taxes

     Whenever shares are to be issued, or cash is to be paid, under the Plan, the Company will have the right to require the Optionee to remit to the Company an amount adequate to satisfy federal, stale and local withholding tax requirements prior to the delivery of any certificate for the shares or the payment of the cash. The Company may deduct withholding taxes from any shares or cash paid under the Plan.

     1.11  Definition of "Fair Market Value"

     For the purposes of the Plan, the term "Fair Market Value" will mean, with respect to a share of Common Stock as of any particular date, (i) the closing sales price of a share of Common Stock on the principal national securities exchange (as designated by the Board) for the last preceding date on which there was a sale of the Common Stock on such exchange; or (ii) if the Common Stock is not then listed on a national securities exchange, then the average of the closing bid and asked prices for the shares of Common Stock on the over-the-counter market on which the shares are traded (or, if more than one, then the one designated by the Board) for the last preceding date (within the preceding 30-day period) on which there was a sale of the Common Stock in that market; or
(iii) if there has been no reported sale of the Common Stock on an over-the-cover market within that period, then the average of the closing bid and asked prices for e shares of Common Stock on the National Association of Securities Dealers' Automated Quotations System ("NASDAQ"), or any comparable system (as designated by the Board) on which the shares are listed, on the last preceding date for which there are closing bid and asked prices; or (iv) if the Common Stock is not then listed on NASDAQ or any comparable system, then the closing sales price or, if no reported sale has taken place within the preceding 30-day period, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers selected from time to time by the Board for that purpose, for the last preceding date for which there was a closing sales price or closing bid and asked prices; or (v) if no such sales or bid and asked prices are available, then the fair market value of a share of the Common Stock on that date as determined in good faith by the Board.

2.   INCENTIVE STOCK OPTIONS

     2.1  Award of Incentive Stock Options

     Incentive Stock Options may be granted to any employee under all the terms and conditions contained in this Plan; provided that, during any calendar year, the aggregate Fair Market Value (determined as of the date of grant) of the stock with respect to any Incentive Stock Options which are exercisable for the first time by any one Optionee will not exceed $100,000.

     2.2 Term of Options

     The term of any Incentive Stock Option shall not exceed ten years from the date of grant; provided that, the term of any Incentive Stock Option will not exceed five years from the date of grant if it is issued to a person who, at the time of the grant and in accordance with Section

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425(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

     2.3  Cancellation of and Substitution for Options

     With the agreement of Optionee, the Board may cancel any Option at any time and grant to the same Optionee in substitution a new Option containing terms and conditions determined by the Board, subject to the express limitations provided in this Plan.

     2.4  Terms and Conditions of Options

     All Options will be evidenced by written agreements (individually, "Option Agreement" collectively, "Option Agreements") containing terms and conditions determined by the Board from time to time; provided that, each Option Agreement will comply with the following terms and conditions:

          (a) Number of Shares and Type of Option

          Each Option Agreement will state the number of shares to which the Option pertains and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

          (b)  Option Price

          Each Option Agreement will state the Option price per share (or the method by which the price will be computed). In the case of an Incentive Stock Option, the option price will be not less than 100% of the Fair Market Value of a share of the Common Stock on the date the Incentive Stock Option is printed. Notwithstanding the foregoing, if the Incentive Stock Option is granted to a person who, on the date of the grant and in accordance with Section 425(d) of the Code, owns stock possession more than 10% of the total combined voting power of all classes of stock of the Company, then the price will be not less than 110% of the Fair Market Value of a share of the Common Stock on the date the Incentive Stock Option is granted.

          (c)  Medium and Time of Payment

          The Option price will be due and payable upon the exercise of the Option and payment will be made in cash, in shares of the Common Stock or in a combination of cash and shares. The Board may permit some or all of a cash payment to be made pursuant to a promissory note from the Optionee, subject to those terms and conditions determined by the Board. Upon receipt of payment, the Company will deliver to the Optionee (or person entitled to exercise the option) a certificate or certificates for the appropriate number shares of Common Stock.

          (d)  Exercise of Options

          Each Option will state the time(s) when it becomes exercisable. The Board may waive any vesting provisions contained in an Option Agreement. To the extent that an Option has become vested, and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may be authorized by the Option Agreement. If exercised in part, the unexercised portion of an Option will continue to be held by the Optionee under the terms and conditions of the Option Agreement and this Plan.

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          (e) Termination and Transfer of Options

          An Option Agreement may provide for the termination of all or any portion of an Option under certain circumstances, including, without limitation, termination of the Optionee's employment or service as a result of resignation, retirement, disability or death, or for cause, and may distinguish among various causes of termination as the Board deems appropriate.

3.   OTHER AWARDS

     3.1  General

     The Board may grant the Awards described in this Section. All Awards (other than Options) will be evidenced by a written agreement(s) containing the terms and conditions determined by the Board from time to time.

     3.2  Restricted Stock.

     The Board may award restricted stock to officers and key employees of the Company. The number of shares of Common Stock to be delivered, the date of delivery, the price, if any, to be paid for the shares, the dividend, voting and other shareholder rights and the restrictions imposed on the shares will be determined by the Board and set forth in a restricted stock agreement.

     3.3  Stock Appreciation Rights.

          (a) Award of Stock Appreciation Rights

          Stock appreciation rights may be related or unrelated to Options or other Awards, and may extend to all or a portion of the shares covered by a related Option or Award. Stock appreciation rights may be awarded at any time, unless related to an Incentive Stock Option, in which case they may be awarded only at the time of the grant of the related Incentive Stock Option. The terms and conditions of the exercise of stock appreciation rights will be determined by the Board and set forth in a stock appreciation rights agreement.

          (b)  Payment

               (i) Upon the exercise of a stock appreciation right and, if such stock appreciation right is related to an Option, surrender of an exercisable portion of the related Option, the employee will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting (x) the purchase price of a share of Common Stock specified in the related Option or, if such stock appreciation right is unrelated to an Option, the initial share value specified in the award of a share of Common Stock, from (y) the Fair Market Value (or other method of valuation as determined by the Board) a share of Common Stock on the date of exercise of such stock appreciation right, by (B) the number of shares as to which such stock appreciation right has been exercised.

              (ii) The Company may pay the amount determined under the preceding paragraph in cash, in shares of Common Stock (valued at Fair Market Value on the

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     business day next preceding the date of exercise of the stock appreciation right), or a combination of cash and shares.

     3.4  Performance Awards

     The Board may grant one or more performance awards to any officer or key employee of the Company. The value of such awards will be determined based on the Fair Market Value of the Common Stock or any other performance criteria determined appropriate by the Board. In making its determinations, the Board will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Optionee. The payment of performance awards may be made in shares of Common Stock, or in cash, or a combination of cash and shares.

     3.5  Dividend Equivalents

     Under the terms and conditions determined by the Board, an Optionee may be granted dividend equivalents based on the dividends declared and paid on the Common Stock covered by the Option or Award during the period between the date the Option or Award is granted and the date the Option or Award is exercised, vests or expires, as determined by the Board. Dividend equivalents may be granted concurrently with or subsequent to the grant of an Option or Award; provided that, any dividend equivalent relating to an Incentive Stock Option may be granted only concurrently with the grant of the Incentive Stock Option.

     3.6  Deferral of Awards

     Payment of any portion or all of an Award may be deferred by the Board in accordance with guidelines established by the Board. Without limiting the generality of the foregoing, the Board may provide for (i) the crediting of interest on cash payments that are deferred (and setting the rates(s) of interest) and (ii) the crediting of dividends or dividend equivalents on deferred payments denominated in the form of shares.

     3.7  Termination of Awards

     An award agreement may provide for the termination of all or any portion of an Award under certain circumstances, including, without limitation, termination of the Optionee's employment or service as a result of resignation, retirement, disability or death, or for cause, and may distinguish among various causes of termination as the Board deems appropriate.

4.   RECAPITALIZATION AND REORGANIZATION

     4.1  Stock Dividends, etc.

     The number of shares of Common Stock covered by figs Plan, and the number of shares and price per share of each outstanding Option and Award, will be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares, or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

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     4.2  Mergers, etc.

     If the Company is the surviving corporation in any merger or consolidation, each outstanding Option and Award will apply to the same number and type of securities in the new entity that would have been received if the Option or Award had been fully exercised and the Optionee had become the holder of the shares of Common Stock that are subject to the Option or Award. In the event of dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, each outstanding Option and Award will be terminated, unless the agreement of merger or consolidation otherwise provides (a "Terminating Transaction"); provided, however, each Optionee will have the right immediately prior to the Terminating Transaction to exercise each Option or Award in whole or in part, subject to the limitations required by the Code.

     4.3  General

     Any adjustments required under this Section will be made by the Board pursuant to Section 1.2 (Administration). The grant of an Option or Award will not affect in any way the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

5.   MISCELLANEOUS PROVISIONS

     5.1  Rights as a Shareholder

     No Optionee (or transferee) will have any rights as a shareholder of the Company with respect to any shares covered by an Option or Award until the exercise of the Option or Award and the receipt by the Company of all payments due under this Plan. No adjustment will be made with respect to any Option or Award for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights prior to the exercise of the Option or Award and the receipt by the Company of all payments due under this Plan, except as expressly provided in this Plan.

     5.2  Modification, Extension and Renewal of Options and Awards

     Subject to the terms and conditions of this Plan, the Board may modify, extend, renew or cancel outstanding any Options and/or Awards; provided that, any change which impairs or diminishes any rights or obligations under any Option or Award will require the affected Optionee(s) consent.

     5.3  Application of Funds

     The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

     5.4  No Obligation to Exercise Option or Award

     The granting of an Option or Award will not impose any obligation upon the Optionee (or any transferee) to exercise the Option or Award.

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     5.5  Not an Employment Agreement

     Nothing in this Plan or in any Option or Award granted under this Plan will affect the right of the Company to terminate at any time or for any reason the employment of any Optionee.

     5.6  Securities Law Requirements

          (a) Investment Representation

          The Board may require any person, as a condition of either the grant or the exercise of an Option or Award pursuant to this Plan, to represent and establish to the satisfaction of the Board that all shares of Common Stock required upon the exercise of such Option or Award will be acquired for investment and not for distribution.

          (b) Registration Requirements

          No shares of Common Stock will be issued upon the exercise of any Option or Award if counsel for the Company determines that there has not been met any applicable registration requirements under the Exchange Act or the Securities Act of 1933, as mended, any applicable listing requirement of any stock exchange on which the Common Stock is listed, any state securities law or any other applicable provision of state or federal law.

          (c) Information to Optionees

          The Company will provide to each Optionee, during the period for which he or she has one or more options or awards outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company will not be required to provide such information if the issuance of options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

     5.7  Shareholder Approval

     This Plan is subject to the approval of the shareholders of the Company on or before January 1, 1998, and any Option Agreement entered into under this Plan before that approval will contain a provision to the effect that the exercise of that Option is subject to shareholder approval.

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